Exhibit 21
DIRECT AND INDIRECT SUBSIDIARIES OF
THE SCOTTS MIRACLE-GRO COMPANY

Directly owned subsidiaries, as of March 28, 2026, are located at the left margin, each subsidiary tier thereunder is indented. Subsidiaries are listed under the names of their respective parent entities. Unless otherwise noted, the subsidiaries are wholly-owned.

NAME	JURISDICTION OF FORMATION
GenSource, Inc.	Ohio
OMS Investments, Inc.	Delaware
Scotts Temecula Operations, LLC	Delaware
Sanford Scientific, Inc.	New York
Scotts Global Services, Inc.	Ohio
Scotts Live Goods Holdings, Inc.	Ohio
Bonnie Plants, LLC[1]	Delaware
Scotts Manufacturing Company	Delaware
Miracle-Gro Lawn Products, Inc.	New York
Scotts Oregon Research Station LLC	Ohio
Scotts Products Co.	Ohio
Scotts Servicios, S.A. de C.V.[2]	Mexico
Miracle-Gro Tecnología & Servicios, S de R.L. de C.V.[2]	Mexico
Scotts Professional Products Co.	Ohio
Scotts Servicios, S.A. de C.V.2[2]	Mexico
Miracle-Gro Tecnología & Servicios, S de R.L. de C.V.[2]	Mexico
SMG Growing Media LLC	Ohio
AeroGrow International, Inc.	Nevada
Hyponex Corporation	Delaware
Rod McLellan Company	California
The Hawthorne Gardening Company LLC[3]	Delaware
Hawthorne Hydroponics LLC[3]	Delaware
HGCI LLC[3]	Nevada
Hawthorne Gardening II B.V.	Netherlands
Agrolux Canada Limited	Canada
Hawthorne Canada Limited	Canada

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[1] Scotts Live Goods Holdings, Inc.’s ownership is 50.0%.
[2] Scotts Professional Products Co. owns 50% and Scotts Products Co. owns 50.0%.
3 On April 8, 2026, the entity was sold pursuant to a previously disclosed transaction. The entity is no longer a subsidiary of the Company.

SMGM LLC	Ohio
Scotts-Sierra Investments LLC	Delaware
Scotts Sierra (China) Co., Ltd.	China
Scotts Canada Ltd.	Canada
Laketon Peat Moss Inc.[4]	Canada
Scotts de Mexico SA de CV5	Mexico
SMG Germany GmbH	Germany
SMG Gardening (UK) Limited	United Kingdom
Swiss Farms Products, Inc.	Delaware
The Scotts Company LLC	Ohio
The Scotts Miracle-Gro Foundation[6]	Ohio

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[4] Scotts Canada Ltd.'s ownership is 50.0%. [5] The Scotts Company LLC owns 0.5% and Scotts-Sierra Investments LLC owns the remaining 99.5%. [6] The Scotts Miracle-Gro Foundation is a 501(c)(3) corporation.